Exhibit 99




                      INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Cochrane Furniture Company, Inc.
Lincolnton, North Carolina

We have audited the accompanying balance sheets of Cochrane Furniture Company, Inc., as of March 30, 1996, and April 1, 1995, and the related statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cochrane Furniture Company, Inc. as of March 30, 1996 and April 1, 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.





 /s/ McGladrey & Pullen, LLP
----------------------------

Hickory, North Carolina

May 17, 1996, except Note 18 which is dated
September 19, 1996

COCHRANE FURNITURE COMPANY, INC.

BALANCE SHEETS
March 30, 1996 and April 1, 1995


ASSETS (Note 4)                                                                 1996                   1995
---------------------------------------------------------------------------------------------------------------
Current Assets
   Cash                                                                  $          1,530      $          1,530
   Accounts receivable, trade, less allowance for doubtful
       accounts 1996 $120,000; 1995 $120,000 (Note 3)                          10,264,866            10,206,321
   Refundable income taxes                                                        478,511                     -
   Deferred income taxes (Note 6)                                               1,337,268             1,458,119
   Inventories:
       Finished goods                                                           6,502,621             6,108,317
       Work in process                                                          1,781,550             2,730,076
       Raw materials                                                            5,756,163             5,845,004
   Property available for sale (Note 5)                                           600,000               858,219
   Prepaid expenses                                                                95,067               161,710
                                                                         --------------------------------------
             TOTAL CURRENT ASSETS                                              26,817,576            27,369,296
                                                                         --------------------------------------
Investments and Other Assets
   Cash value of life insurance, less policy loans
       1996 $1,141,950; 1995 $1,141,859                                           330,535               233,695
   Goodwill (Notes 11 and 12)                                                           -             2,243,605
   Loan Cost                                                                      661,065               141,322
   Other                                                                           30,500               114,376
                                                                         --------------------------------------
                                                                                1,022,100             2,732,998
                                                                         --------------------------------------
Property and Equipment (Note 5)
   Land                                                                         1,339,548             1,339,548
   Buildings and improvements                                                  11,477,448            11,765,751
   Machinery and equipment                                                     15,193,643            15,340,584
   Transportation equipment                                                       416,057               456,380
   Office furniture and equipment                                               2,126,156             2,152,944
   Computer and transportation equipment under capital leases                   1,083,153             1,260,977
   Construction and equipment installations in progress (Note 14)                 797,403               630,613
                                                                         --------------------------------------
                                                                               32,433,408            32,946,797
   Less accumulated depreciation, including amortization on
       equipment acquired under capital leases 1996 $807,460;
       1995 $626,094                                                           19,179,897            17,698,659
                                                                         --------------------------------------
                                                                               13,253,511            15,248,138
                                                                         --------------------------------------
                                                                         $     41,093,187      $     45,350,432
                                                                         ======================================

See Notes to Financial Statements.


LIABILITIES AND STOCKHOLDERS' EQUITY                                        1996                      1995
--------------------------------------------------------------------------------------------------------------
Current Liabilities
   Checks written on line of credit                                   $     1,112,509        $       1,002,907
   Short-term borrowings (Note 4)                                          12,211,982                7,975,371
   Current maturities of long-term debt (Note  5)                           5,484,358                1,724,053
   Accounts payable, trade                                                  7,389,872                7,049,821
   Accrued expenses ( Note 9)                                               2,827,205                3,690,261
                                                                      ----------------------------------------
             TOTAL CURRENT LIABILITIES                                     29,025,926               21,442,413
                                                                      ----------------------------------------
Long-Term Debt, less current maturities (Note 5)                            5,418,832               10,288,187
                                                                      ----------------------------------------
Deferred Income Taxes (Note 6)                                              1,337,268                1,334,723
                                                                      ----------------------------------------
Deferred Compensation (Note 8)                                                834,953                  769,972
                                                                      ----------------------------------------
Commitments and Contingencies (Notes 7, 8, and 14)
Stockholders' Equity (Note 8)
   Common stock, stated value $.50 per share, authorized
       2,000,000 shares, issued 465,971 in 1996 and 1995                      232,986                  232,986
   Retained earnings                                                        4,243,222               11,282,151
                                                                      ----------------------------------------
                                                                            4,476,208               11,515,137
                                                                      ----------------------------------------
















                                                                      $    41,093,187        $      45,350,432
                                                                      ========================================

COCHRANE FURNITURE COMPANY, INC.

STATEMENTS OF INCOME
YEARS ENDED MARCH 30, 1996 AND APRIL 1, 1995

                                                                            1996                     1995
------------------------------------------------------------------------------------------------------------

Net sales                                                             $   85,697,569        $     76,248,527
Cost of goods sold                                                        76,519,878              64,983,054
                                                                      --------------------------------------
             GROSS PROFIT                                                  9,177,691              11,265,473
Selling, general and administrative expenses                              11,781,076              10,918,870
Write down of Pem-Kay assets (Note 12)                                     3,166,005                       -
                                                                      --------------------------------------
             OPERATING INCOME (LOSS)                                      (5,769,390)                346,603
Financial income (expense):
   Interest expense                                                       (2,103,619)             (1,174,312)
   Other income                                                              490,521                 976,089
                                                                      --------------------------------------
                                                                          (1,613,098)               (198,223)
                                                                      --------------------------------------
             INCOME (LOSS) BEFORE INCOME TAXES                            (7,382,488)                148,380
                                                                      --------------------------------------
Federal and state income taxes (credits)
   (Note 6):
   Current                                                                  (466,955)                101,812
   Deferred                                                                  123,396                  21,215
                                                                      --------------------------------------
                                                                            (343,559)                123,027
                                                                      --------------------------------------
             NET INCOME (LOSS)                                        $   (7,038,929)       $         25,353
                                                                      ======================================
Weighted average number of common shares
   outstanding                                                               465,971                 466,093
                                                                      ======================================

             EARNINGS (LOSS) PER COMMON SHARE                         $       (15.11)       $           0.05
                                                                      ======================================


See Notes to Financial Statements.

COCHRANE FURNITURE COMPANY, INC.

STATEMENTS OF STOCKHOLDERS' EQUITY
Years Ended March 30, 1996 and April 1, 1995

                                                                                                   Employee
                                                          Common                                    Stock
                                                          Stock               Retained            Ownership
                                                          Issued              Earnings               Debt
------------------------------------------------------------------------------------------------------------
  Balance, April 2, 1994                             $    233,061       $    11,257,849       $       84,600
      Net income                                                -                25,353                    -
      Purchase of 150 shares of stock                         (75)               (1,051)                   -
      Decrease in Employee Stock Ownership
           Trust debt, guaranteed by the
           Company                                              -                     -              (84,600)
                                                     -------------------------------------------------------
  Balance, April 1, 1995                                  232,986            11,282,151                    -
      Net loss                                                  -            (7,038,929)                   -
                                                     -------------------------------------------------------
  Balance, March 30, 1996                            $    232,986       $     4,243,222       $            -
                                                     =======================================================

See Notes to Financial Statements.

COCHRANE FURNITURE COMPANY, INC.

STATEMENTS OF CASH FLOWS
Years Ended March 30, 1996 and April 1, 1995

                                                                           1996                       1995
-------------------------------------------------------------------------------------------------------------
Cash Flows From Operating Activities
   Net income (loss)                                                   $ (7,038,929)         $         25,353
   Adjustments to reconcile net income (loss) to net cash
       provided by operating activities:
       Amortization                                                         149,184                    38,027
       Depreciation                                                       1,637,295                 1,667,797
       Deferred compensation                                                 64,981                    67,020
       Provision for doubtful accounts                                       16,092                     5,419
       Cash value of life insurance increase over premiums paid             (59,191)                  (57,215)
       Deferred income taxes                                                123,396                    21,215
       Gain on sale of property and equipment                                (1,440)                  (21,107)
       Write down of assets                                               3,166,005                         -
       Changes in assets and liabilities:
          (Increase) decrease in:
             Accounts receivable                                            (74,637)                 (779,171)
             Refundable income taxes                                       (478,511)                  479,960
             Inventories                                                    643,063                (4,977,018)
             Prepaid expenses                                                66,643                  (109,963)
             Other assets                                                  (507,451)                  (88,044)
          Increase (decrease) in:
             Accounts payable and accrued expenses                         (413,403)                1,322,337
                                                                       ---------------------------------------
                NET CASH USED IN OPERATING ACTIVITIES                    (2,706,903)               (2,405,390)
                                                                       ---------------------------------------
Cash Flows From Investing Activities
   Proceeds from sale of property and equipment                               1,440                    28,355
   Purchase of property and equipment                                      (384,449)               (1,268,915)
   Life insurance premiums                                                  (37,740)                  (45,744)
                                                                       ---------------------------------------
                NET CASH USED IN INVESTING ACTIVITIES                      (420,749)               (1,286,304)
                                                                       ---------------------------------------

                              (Continued)

COCHRANE FURNITURE COMPANY, INC.

Years Ended March 30, 1996 and April 1, 1995

                                                                           1996                   1995
---------------------------------------------------------------------------------------------------------
Cash Flows From Financing Activities
   Net borrowings on short-term credit agreements                      $  4,236,611          $  4,595,855
   Net proceeds from borrowings against cash surrender value
       of life insurance                                                         91               540,252
   Proceeds from long-term borrowings                                     4,537,500             4,600,000
   Principal payments on long-term borrowings                            (5,646,550)           (6,042,512)
   Purchase of common stock                                                       -                (1,126)
                                                                       ----------------------------------
                NET CASH PROVIDED BY FINANCING ACTIVITIES                 3,127,652             3,692,469
                                                                       ----------------------------------
                NET INCREASE IN CASH                                              -                   775
Cash:
   Beginning                                                                  1,530                   755
                                                                       ----------------------------------
   Ending                                                              $      1,530          $      1,530
                                                                       ==================================
Supplemental Disclosures of Cash Flow Information
   Cash payments (receipts) for:
       Interest                                                        $  2,119,955          $  1,193,483
                                                                       ==================================
       Income taxes                                                    $    107,648          $   (485,680)
                                                                       ==================================
Supplemental Schedule of Noncash Financing Activities
   Reduction in employee stock ownership debt and guarantee
       resulting from debt payment by Trust                            $                     $     84,600
                                                                       ==================================
1996 write down (Note 12) and 1995 acquisition of Pem-Kay
       division:
   Assets
       Receivables and other assets                                    $          -          $    224,228
       Inventory                                                                  -               684,894
       Fair value of property and equipment                                (741,781)            3,135,600
       Property available for sale                                         (258,219)              858,219
       Acquisition cost                                                     (71,584)
       Goodwill                                                          (2,094,421)            2,281,632
                                                                       ----------------------------------
                                                                       $ (3,166,005)         $  7,184,573
                                                                       ==================================
   Liabilities
       Long-term debt assumed                                                     -            (2,870,582)
       Note payable issued                                                        -              (362,345)
       Other net liabilities assumed and provided                                 -            (3,951,646)
                                                                       ----------------------------------
                                                                       $          -          $ (7,184,573)
                                                                       ==================================

See Notes to Financial Statements.

COCHRANE FURNITURE COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS


------------------------------------------------------------------------------
NOTE 1.      NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

The Company manufactures case goods and upholstered furniture for sale to retail stores primarily located in the United States. Sales are on credit at terms the Company establishes for individual customers.

A summary of the Company's significant accounting policies follows:

ESTIMATES: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FISCAL YEAR: The Company's fiscal year ends on the Saturday nearest March 31. Fiscal years 1995 and 1996 each contained 52 weeks.

PROPERTY AVAILABLE FOR SALE: Property available for sale is carried at the lower of cost or market.

INVENTORIES: Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out (FIFO) method.

LOAN COST: Loan cost is being amortized over the term of the loan on a straight line basis and is included in general and administrative expenses.

PROPERTY AND EQUIPMENT: Property and equipment is stated at cost. Depreciation is computed principally by the straight-line method.
Depreciation is computed over the following estimated useful lives:

                                                                       Years
                                                                      -------

Buildings and improvements                                            10 - 45
Machinery and equipment                                                5 - 10
Transportation equipment                                               3 - 5
Office furniture and equipment                                         3 - 5

The amortization expense on assets acquired under capital leases is included with depreciation expense on owned assets.

DEFERRED TAXES: Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

COCHRANE FURNITURE COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS


------------------------------------------------------------------------------

NOTE 1.       NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
(CONTINUED)

DISCOUNT CREDITS: The Company sells its products with a warranty that provides for repairs or replacements of defective goods. The Company accrues an estimated liability based on prior experience and knowledge of the goods. This liability is included as a component of accrued expenses.

NOTE 2.       RESTRICTED CASH ACCOUNTS

The line of credit as described in Note 3 requires that restricted bank accounts be maintained. The Company is required to deposit sales collections into these accounts from which the lender makes regular withdrawals, based on cleared funds, and reduces the outstanding balance on the line of credit. Monies deposited in the collateral accounts are not available for withdrawal by the Company. The restricted accounts had no outstanding balances as of March 30, 1996.

NOTE 3.       ACCOUNTS RECEIVABLE AND PLEDGED ASSETS

A portion of the Company's Accounts Receivable are factored through an agreement with a bank. The Company is permitted to receive advances up to 100% of such receivables from the bank prior to the due date. The advances bear interest at the bank's prime lending rate. The receivables are essentially sold without recourse. The agreement may be terminated by either party with 30 days notice.

NOTE 4.       SHORT-TERM BORROWINGS

The Company has a $15 million line of credit with a bank. The credit agreement provides for revolving credit through November 17, 1998. As of March 30, 1996, $2,788,018 was available to the Company for additional draws under the agreement. The note bears interest on one or more bases selected by the Company from the following options: 1) the bank's prime rate plus .25%; 2) LIBOR rate plus 2.50%: 3) LIBOR rate reserve percentage expressed as a decimal, rounded upward to the nearest 1/100 of 1%, as determined by the bank. The line of credit is collateralized by essentially all of the Company's assets.

COCHRANE FURNITURE COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS


------------------------------------------------------------------------------

NOTE 5.       LONG-TERM DEBT AND PLEDGED ASSETS


Long-term debt consists of the following:

Industrial Development Revenue Bond due in semiannual installments of
              $275,000, plus interest at variable discounted rates,
              currently 3.50%, not to exceed 12%, payable monthly                               $     2,025,000

Industrial Development Revenue Bond due in quarterly installments of
              $45,000 through March 30, 1996 and $40,000 per quarter
              July 1, 1996 through July 1, 2005 plus interest at
              discounted rates currently 3.50%, not to exceed 12%,
              payable monthly                                                                         1,480,000

Mortgage note payable, due in monthly installments of $37,500 plus interest through November 17, 1996 followed by monthly
              payments of $53,571 plus interest through November 17,
              1998. The remaining unpaid balance is due in full on
              November 17, 1998. Interest is charged at one or more
              bases selected by the Company from the following rate
              options: 1) the bank's prime rate plus .50%; 2) LIBOR rate plus 2.75%; or 3) LIBOR rate reserve percentage expressed
              as a decimal, rounded upward to nearest 1/100 of 1% as
              determined by the bank. Due to covenant violations as of
              March 30, 1996, the bank has the right to call this loan
              at any time                                                                             4,350,000

Note payable, due in monthly installments of $35,000 including interest at the prime rate established by the lending bank plus
              three quarters of a percent, collateralized by buildings,
              furniture and equipment with a carrying value of
              $2,950,060 at March 30, 1996                                                            2,450,592

Unsecured note payable, due in annual installments of $50,000 including
              interest of 8%                                                                            287,332

Capitalized lease obligations due in monthly installments of $19,904 including interest at rates from 6% to 11%, collateralized by computer equipment with a carrying value of $191,432 at
              March 30, 1996                                                                            251,657

Capitalized lease obligations, due in monthly installments of $3,460 including interest at rates from 8.5% to 11.33%,
              collateralized by trailers with a carrying value of
              $84,261 at March 30, 1996                                                                  58,609
                                                                                                ---------------
                                                                                                     10,903,190

Less current maturities                                                                               5,484,358
                                                                                                ---------------
Long-term portion                                                                               $     5,418,832
                                                                                                ===============

The prime rate at March 30, 1996 was 8.5%.

The mortgage notes payable and the Industrial Development Revenue Bonds are collateralized by substantially all of the Company's property and equipment.

COCHRANE FURNITURE COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS


------------------------------------------------------------------------------

NOTE 5.       LONG-TERM DEBT AND PLEDGED ASSETS (CONTINUED)

Principal maturities of long-term debt during each of the five fiscal years after March 30, 1996, are as follows:


Year                                                                    Amount
------------------------------------------------------------------------------
1997                                                            $    5,484,358
1998                                                                 1,058,145
1999                                                                 1,017,656
2000                                                                   834,613
2001                                                                   487,971
Later years                                                          2,020,447
                                                                --------------
                                                                $   10,903,190
                                                                ==============

The following is a schedule of the future minimum lease payments under the capital leases together with the present value of the net minimum lease payments as of March 30, 1996:


Year Ending
April 30,                                                               Amount
------------------------------------------------------------------------------
1997                                                            $      232,867
1998                                                                    67,540
1999                                                                    38,104
                                                                --------------
Total minimum lease payments                                           338,511
Less amount representing interest                                       28,245
                                                                --------------
Present value of net minimum lease payments, of which
     $213,404 is included in current liabilities                $      310,266
                                                                ==============

The loan agreements are subject to various covenants which place restrictions on dividends, working capital, net worth, capital expenditures and certain ratios. The Company was in violation of certain of the above covenants as of March 30, 1996. As a result, the loan can be called at any time at the bank's discretion and has been classified as a current maturity. The Company has made all scheduled payments of principal and interest. The Company has entered into a forbearance agreement with the bank which is effective through October 31, 1996. Under the terms of this agreement the bank agrees not to exercise its rights and remedies under the loan documents which they may have as a result of the existing events of default. This forbearance agreement contains additional default provisions that give the bank the ability to exercise its rights should the Company default. It cannot be assured that the bank will extend the forbearance agreement or that defaults on the provisions of the agreement by the Company will not result in acceleration of the debt payment. Should either of these events occur and the bank demand payment the Company must obtain alternative sources of financing or working capital. If the Company is unable to do so they may be forced to liquidate certain operating assets.

COCHRANE FURNITURE COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS


------------------------------------------------------------------------------

NOTE 6.       INCOME TAX MATTERS

The net deferred tax assets consist of the following components as of March 30, 1996 and April 1, 1995:

                                                                                 1996                 1995
                                                                           -----------------------------------
Deferred tax assets:
              Accounts receivable                                          $       64,600       $      114,700
              Inventory valuation allowance                                       170,000                    -
              Accrued vacation costs                                              193,902              221,324
              Deferred compensation                                               283,884              284,889
              Contribution carryforwards                                           20,766              120,943
              Severance pay                                                             -                3,826
              Worker's compensation                                               245,052              268,250
              Discount credits                                                    127,500              210,900
              Self-insurance                                                       69,700               83,250
              AMT credit carryforwards                                             45,434              320,579
              Net operating loss carryforwards                                  1,176,090               80,984
              Reserve for Pem-Kay loss                                          1,076,442                    -
              Other                                                                     -                3,516
                                                                           -----------------------------------
                                                                                3,473,370            1,713,161
              Less valuation allowance                                          2,458,163               90,000
                                                                           -----------------------------------
                                                                           $    1,015,207       $    1,623,161
                                                                           -----------------------------------
Deferred tax liabilities:
              Inventories                                                         421,794              675,555
              Property and equipment                                              593,413              824,210
                                                                           -----------------------------------
                                                                           $    1,015,207       $    1,499,765
                                                                           -----------------------------------
Net deferred tax asset                                                     $            0       $      123,396
                                                                           ===================================

The components giving rise to the net deferred tax assets described above have been included in the accompanying balance sheets as of March 30, 1996 and April 1, 1995 as follows:

                                                                                 1996                 1995
                                                                           -----------------------------------
              Deferred tax asset, current                                  $    1,337,268       $    1,458,119
              Deferred tax liability, noncurrent                               (1,337,268)          (1,334,723)
                                                                           -----------------------------------
                                                                           $            0       $      123,396
                                                                           ===================================

During the year ended April 1, 1995, the Company recorded a valuation allowance of $90,000 on the deferred tax assets to reduce the total to an amount that will ultimately be realized. During the year ended March 30, 1996, the valuation allowance increased $2,368,163, primarily attributable to the write down of the Pem-Kay assets and increase in loss carryforwards. The valuation allowance was increased because realization of any deferred tax asset is dependent on sufficient future taxable income which cannot be assured. There was no other activity in the valuation allowance account during 1996 or 1995.

COCHRANE FURNITURE COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS


------------------------------------------------------------------------------

NOTE 6.       INCOME TAX MATTERS (CONTINUED)

A reconciliation of income taxes at the federal statutory rate to the effective tax rate for 1996 and 1995 is as follows:

                                                                                 1996                1995
                                                                           ----------------------------------
Statutory federal income tax rate                                          $  (2,510,046)        $     50,449
Increases (decreases) in taxes resulting from:
              State taxes, net of federal income tax benefit                    (155,890)               1,650
              Valuation allowance                                              2,368,163               90,000
              Permanent differences                                              (10,173)             (16,801)
              Other                                                              (35,613)              (2,271)
                                                                           ----------------------------------
                                                                           $    (343,559)        $    123,027
                                                                           ==================================

NOTE 7.       LEASES

The Company leases certain showroom space under operating lease agreements. The total lease expense related to these agreements amounted to $230,340 in 1996 and $201,786 in 1995.

The future minimum rental commitments for the noncancelable operating leases are as follows:


Year Ending                                                             Amount
------------------------------------------------------------------------------
1997                                                             $     230,340
1998                                                                   209,037
1999                                                                   201,936
2000                                                                   117,796
                                                                 -------------
                                                                 $     759,109
                                                                 =============

The Company also leases transportation equipment on a month-to-month basis. The total lease expense for this equipment amounted to $727,273 in 1996 and $458,779 in 1995.

NOTE 8.       EMPLOYEE BENEFIT PLANS

The Company has agreements with four officers to pay retirement benefits which provide for payments beginning at the earlier of their retirement or disability. The annual benefits are to be 40% of their base salary at retirement and are to be paid over a ten-year period. In the event of death prior to or during retirement, such payments will be made to their respective beneficiaries. The estimated portion of such benefits applicable to current service is being accrued by a charge to current expense. The total expense related to these agreements amounted to $67,020 in 1996 and 1995.

The Company has a deferred profit sharing plan for the benefit of its employees. The amount payable annually is determined by the Board of Directors, with no minimum contribution based on net income required. No contributions were made during 1996 or 1995.

COCHRANE FURNITURE COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS



NOTE 8.       EMPLOYEE BENEFIT PLANS (CONTINUED)

The Company has an employee savings and protection 401(k) plan.
Eligible participants contribute to the plan through payroll deductions, and the Company currently makes a matching contribution of fifty percent of the employee contribution up to four percent of the employee gross wages. The Company made contributions of $306,582 in 1996 and $176,819 in 1995.

The Company has an Employee Stock Ownership Plan (ESOP) and a related trust for the benefit of its employees. The components of the amount charged to expense, determined by the cash payment method, consisted of compensation of $-0- and $4,700 and interest of $-0- and $7,287 for 1996 and 1995, respectively. As of April 1, 1996, 71,962 shares of the Company's common stock had been purchased by the Employee Stock Ownership Trust (ESOT), which was established to fund the ESOP.

The trust agreement provides that the Company shall contribute an amount for each plan year as the Company's Board of Directors shall determine in cash or in shares of Company stock. The benefit with respect to each participant becomes partially vested based on the participants' years of service beginning with three years of service and becomes fully vested with seven years of service or upon the occurrence of certain specified events.

The Company has bonus plans for its officers and key employees, which provide for bonuses based on performance or on varying percentages of the Company's adjusted income before income taxes. These plans can be approved for subsequent years at the discretion of the Board of Directors. Bonus expense amounted to $-0- and $129,000 for 1996 and 1995, respectively.

NOTE 9.       ACCRUED EXPENSES

Accrued expenses consist of the following:

                                                                                1996                  1995
                                                                           -----------------------------------
Salaries, wages and commissions                                            $      835,700        $   1,220,382
Worker's compensation retroactive premiums                                        720,740              725,000
Discount credits                                                                  375,000              570,000
Self-insured health claims                                                        455,000              425,000
Bonuses                                                                                 -              129,000
Advertising                                                                       109,511              129,511
Taxes, other than income taxes                                                     89,379              100,272
Income taxes                                                                            -               96,092
Severance pay                                                                           -               14,840
Interest                                                                           26,092               42,429
Withheld taxes & other                                                            215,783              237,735
                                                                           -----------------------------------
                                                                           $    2,827,205        $   3,690,261
                                                                           ===================================

COCHRANE FURNITURE COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS


------------------------------------------------------------------------------

NOTE 10.     STOCK OPTION PLAN

On June 6, 1994, the Company adopted a stock option plan with 50,000 shares of common stock reserved for options to key employees. Option prices will be the fair value of the common stock on the date the options are granted and options expire five years from the date of grant. The option price per share is $7.51. There were no options exercised during the years ended March 30, 1996 or April 1, 1995. During the year ending March 31, 1996 options representing 5,000 shares expired and as of March 31, 1996 options for 45,000 shares are outstanding.

NOTE 11.     BUSINESS COMBINATION

On December 9, 1994, the Company acquired substantially all of the assets and assumed certain liabilities of Pem-Kay Furniture Company, Inc., a manufacturer of upholstered furniture. The total acquisition cost was $7,184,573. The excess of total cost over the fair value of the net assets acquired of $2,281,632 was being amortized over 15 years by the straight-line method. Total amortization charged to expense for 1996 and 1995 was $149,184 and $38,027, respectively.

The acquisition has been accounted for as a purchase and results of operations of the acquired company, summarized below, are included in the Company's financial statements.

                                                                                      Year Ended

                                                                         March 30, 1996         April 1, 1995
                                                                    -----------------------------------------
Net Sales                                                           $        19,711,194      $      5,453,042
                                                                    -----------------------------------------

Cost of goods sold                                                           19,981,729             5,091,788
Selling and administrative expenses                                           1,607,083               535,075
Reserve for loss due to impairment of assets in the Pem-Kay
  division                                                                    3,166,005                     -
Interest                                                                        450,158                99,859
Trucking                                                                         53,984                88,864
Income tax (intercompany)                                                       377,441              (128,500)
                                                                    -----------------------------------------
                                                                    $        (5,925,206)     $       (234,044)
                                                                    =========================================

At March 30, 1996, the Company has reduced the recorded value of the goodwill to -0- as described in Note 12, below.

COCHRANE FURNITURE COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS


------------------------------------------------------------------------------

NOTE 12.     IMPAIRMENT OF ASSETS

As of March 30, 1996 the Company evaluated certain assets of the Pem-Kay division. Based upon this evaluation management has determined that certain assets need to be adjusted to more appropriately reflect their net realizable value. As of March 30, 1996, the Company has reduced Pem-Kay's assets to their expected realizable value and recorded the appropriate adjustment, which consist of the following:

                                                        Prior to                                    March 30,
                                                        Reduction            Adjustment               1996
                                                     ---------------------------------------------------------
Goodwill                                             $   2,094,421       $   (2,094,421)       $             -
Property held for sale                                     858,219             (258,219)               600,000
Building & land                                          2,326,830             (300,133)             2,026,697
Machinery & equipment                                      880,801             (441,648)               439,153
Other                                                       71,584              (71,584)                     -
                                                     ---------------------------------------------------------
                                                     $   6,231,855       $   (3,166,005)       $     3,065,850
                                                     =========================================================

NOTE 13.     ADVERTISING EXPENSE

Advertising expense for the years ended March 30, 1996 and April 1, 1995 was $1,943,037 and $1,879,242, respectively.

NOTE 14.     COMMITMENTS AND CONTINGENCIES

The Company has expended $797,403 for various additions to property and equipment which were incomplete at March 30, 1996. Additional expenditures to complete these projects are estimated at approximately $475,000, to be completed over the next two years.

Self-insurance reserves are established for employee group medical benefits based on claims filed and claims incurred but not reported, with a maximum up to $70,000 per covered person for a policy year. The Company is insured for covered costs in excess of these limits. The expense related to these policies amounted to $2,902,994 in 1996 and $2,035,911 in 1995.

The Company has guaranteed 25.93% of a loan for another company. At March 30, 1996, the balance outstanding on the loan was $364,343, of which the Company's portion is $94,474.

COCHRANE FURNITURE COMPANY, INC.

NOTES TO FINANCIAL STATEMENTS


------------------------------------------------------------------------------

NOTE 15.     FAIR VALUE OF FINANCIAL INSTRUMENTS

FASB Statement No. 107, disclosures about Fair Value of Financial
Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

Accounts receivable and accounts payable: The carrying amounts of accounts receivable and accounts payable approximate their fair values.

Long-term and short-term borrowings: The carrying amounts of the Company's long-term and short-term borrowings approximate their estimated fair value.

NOTE 16.     FINANCIAL ACCOUNTING STANDARDS BOARD STATEMENT TO BE ADOPTED

The Financial Accounting Standards Board ("FASB") has issued Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, which has not been adopted by the Company as of March 30, 1996. FASB Statement No. 121 establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. Under the guidelines of the new standard, the Company will be required to review long-lived assets and certain identifiable intangibles to be held for impairment whenever events of changes in circumstances, as outlined in Statement No. 121, indicate that the carrying amount of an asset may not be recoverable. If these events or changes in circumstances indicate that the carrying amount of an asset that an entity expects to hold and use may not be recoverable, the Company shall estimate the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows is less than the carrying amount of the asset, the Company shall recognize an impairment loss in accordance with the Statement. The Company has not determined the impact of FASB Statement No. 121 on the financial statements.

NOTE 17.    RECLASSIFICATIONS

Certain amounts in the financial statements for 1995 have been reclassified, with no effect on net income or stockholders' equity, to be consistent with the classifications adopted for 1996.

NOTE 18.     SUBSEQUENT EVENT

The Company entered into a nonbinding letter of intent to sell it's stock on June 20, 1996. The parties involved are currently negotiating the terms for sale.